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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                             -----------------------


                                    FORM 8-K

                                 CURRENT REPORT


                             -----------------------


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported):            August 12, 1995


                                  CIMCO, INC.
               (Exact name of Registrant as specified in charter)


            DELAWARE                   0-16249               33-0251163
  (State or other jurisdiction       (Commission          (I.R.S. Employer
       of incorporation)             File Number)        Identification No.)



       265 BRIGGS AVENUE, COSTA MESA, CALIFORNIA                92626
       (Address of principal executive offices)               (Zip code)



 Registrant's telephone number, including area code:       (714) 546-4460


                                 NOT APPLICABLE
         (Former name or former address, if changed, since last report)





                               Page 1 of 7 Pages
                            Exhibit Index on Page 5


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    ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)(1) Effective August 15, 1995, CIMCO, INC. (the "Registrant") terminated independent accountants, Grant Thornton LLP ("Grant Thornton") as the principal accountant to audit the Registrant's financial statements. The Registrant is in the process of engaging a new accountant to audit the Registrant's financial statements.

                 (i) Grant Thornton, the Registrant's former independent accountants, was dismissed on August 15, 1995.

                 (ii) With respect to each of the last two fiscal years and the subsequent interim period prior to August 15, 1995 ("the prior two-year period"), Grant Thornton's reports on the financial statements of the Registrant contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles other than the following modification in the audit report for the 1995 fiscal year:

                   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
                   Note 2 to the financial statements, the
                   Company has sustained losses and used cash in its operations, has a deficit in working capital at April 30, 1995, and is in default of certain debt covenants which could result in demands for immediate payment of amounts due to its lenders, raising substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                 (iii) The decision to change accountants was recommended by the Audit Committee of the Board of Directors of the Registrant and was approved by the Registrant's Board of Directors.

                 (iv) During the prior two-year period, there were no disagreements (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and related instructions to such item) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton, would have caused it to make a reference to the subject matter thereof in connection with its reports.

                 (v) During the prior two-year period, there were no reportable events (as defined in paragraph 304(a)(1)(v) of Regulation S-K), in that Grant Thornton never advised the Registrant that:

                          (A)      the Registrant's internal controls necessary
for the Registrant to develop reliable financial statements do not exist;

                          (B)     information has come to Grant Thornton's
attention that has led it to no longer be able to rely on management's representations, or has made Grant Thornton unwilling to be associated with the financial statements prepared by management;





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                          (C)     there was need to expand significantly the
scope of Grant Thornton's audit, or that information has come to the attention of Grant Thornton that if further investigated may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering fiscal periods subsequent to the fiscal periods covered by Grant Thornton's most recent audit report, or (ii) cause Grant Thornton to be unwilling to rely on management's representations or to be associated with the Registrant's financial statements; or

                          (D)     information has come to the attention of
Grant Thornton that it has concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements or (ii) the financial statements issued or to be issued covering any fiscal period(s) subsequent to the date of the most recent financial statements covered by a Grant Thornton audit report.

                     A copy of this Report on Form 8-K has been furnished to Grant Thornton pursuant to Item 304(a)(3) of Regulation S-K under the General Rules and Regulations of the Securities Act of 1933, as amended. The Company has requested Grant Thornton to furnish the Registrant with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether Grant Thornton agrees with the statements made by the Registrant and, if not, stating in which respects it does not so agree. The letter is attached as Exhibit 16.

     ITEM 6.     RESIGNATIONS OF REGISTRANT'S DIRECTORS

                 On Saturday, August 12, 1995, James L. Doti and Kenneth E. Hendrickson resigned from the Board of Directors of the Registrant. In his letter confirming his resignation, Mr. Doti stated that he felt actions taken at the August 12, 1995 Board meeting regarding the direction of the executive leadership made it necessary for him to resign and asked that such letter be
filed herewith.   A copy of Mr. Doti's letter of resignation is attached as
Exhibit 17 to this Report.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                 (C)      EXHIBITS.

                 Exhibit Number

                     16         Letter re: Change in Certifying
                                Accountant (filed herewith)

                     17         Letter of Resignation of James L. Doti
                                (filed herewith)





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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CIMCO, INC.


Date:  August 18, 1995                 By:    RUSSELL T. GILBERT
                                              --------------------------
                                              Russell T. Gilbert
                                              Chairman, President and Chief
                                              Executive Officer




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                                 EXHIBIT INDEX



       The following exhibits are attached hereto:

                                                                                              Sequentially
      Exhibit                                                                                   Numbered
      Number                                                                                      Page
       16              Letter re: Change in Certifying Accountant                                  -

       17              Letter of Resignation of James L. Doti                                      -





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